Exhibit 10.68

AMENDMENT NO. 1 TO

SEPARATION AGREEMENT AND RELEASE

This Amendment No. 1 to the Separation Agreement and Release dated February 12, 2007 (the “Agreement”) between Tier Technologies, Inc., (the “Company”) and Todd F. Vucovich (the “Employee”) (collectively the “parties”) is effective as of November 15, 2007.

WHEREAS, the parties wish to amend the Agreement;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee hereby amend the Agreement as follows:

1.    Separation Date.  The Employee’s effective date of separation from the Company shall be December 31, 2007 (the “Separation Date”).

2.    Fulfillment of Obligations.  Provided Employee remains an employee of the Company through December 31, 2007, Employee shall be deemed to have fulfilled all obligations under the Agreement and shall be entitled to all benefits thereunder.

3.    Separation Pay.  Upon the Separation Date, the Company agrees to pay the Employee the separation payments as set forth in Section 4 of the Agreement.  In addition to those amounts, the Company shall pay Employee $10,000, less all applicable state and federal taxes and withholdings.

4.    Counterparts.  This Amendment No. 1 to the Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

All other terms, provisions and definitions set forth in the Agreement remain the same.

IN WITNESS WHEREOF, all parties have set their hand to this Agreement as of the date set forth below.

TIER TECHNOLOGIES, INC.

By:
Ronald L. Rossetti
Chairman and Chief Executive Officer

Dated:

TODD F. VUCOVICH

Dated: